Exhibit 99.1

      American Campus Communities Announces Quarterly Dividend

    AUSTIN, Texas--(BUSINESS WIRE)--Feb. 17, 2005--American Campus Communities, Inc. (NYSE:ACC), one of the nation's largest owners, managers and developers of high-quality student housing properties, announced today that its board of directors has declared a regular quarterly dividend of $0.3375 per share of common stock, payable on March 8, 2005, to shareholders of record at the close of business on February 25, 2005.

    About American Campus Communities

    American Campus Communities, Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust
(REIT) with expertise in the design, finance, development, construction management, leasing and management of student housing properties. American Campus Communities owns and manages a portfolio of 21 student housing communities containing approximately 14,000 beds, and provides management and leasing services at a total of 40 properties with more than 25,300 beds located on or near college and university campuses. Additional information is available at www.studenthousing.com.

    Forward-Looking Statements

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    CONTACT: American Campus Communities, Inc., Austin
             Joe Allen, 512-732-1009